Exhibit 99.9

PROXY VOTING INSTRUCTION CARD
Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Sears, Roebuck and Co. that you are entitled to vote and gives voting instructions for any common shares held on your behalf in your Sears Associate Stock Purchase Plan brokerage account.
SEARS, ROEBUCK AND CO. C/O EQUISERVE TRUST COMPANY, N.A. PO BOX 8648 EDISON NJ 08818-8648
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-      -
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Sears, Roebuck and Co., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
If you vote by phone or via the Internet, you do not need to mail in your proxy card.

☐ VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
SEARS	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEARS, ROEBUCK AND CO.
The Board of Directors recommends a vote FOR proposal 1.
		For	Against	Abstain
☐	Adoption of the Agreement and Plan of Merger dated as of November 16, 2004 by and among Kmart Holding Corporation, Sears, Roebuck and Co., Sears Holdings Corporation, Kmart Acquisition Corp. and Sears Acquisition Corp.	☐	☐	☐

I have given written voting instructions, a change of address or comments on the back of this card.				☐
		YES	NO
Please indicate if you plan to attend the meeting		☐	☐
NOTE: Please sign exactly as your name or names appear hereon Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title.
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the                        , 2005 Special Meeting of Shareholders. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

DIRECTIONS TO

DIRECTIONS

PROXY

Sears, Roebuck and Co.

This Proxy is Solicited on Behalf of the Board of Directors
of Sears, Roebuck and Co.

        The undersigned, revoking any proxy previously given, hereby appoint(s) Hall Adams, Jr., Donald J. Carty and Michael A. Miles, and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the                        , 2005 Special Meeting of Shareholders of Sears, Roebuck and Co., and at any adjournment or postponement of the meeting, and authorizes each proxy to vote at his or her discretion on any other matter that may properly come before the meeting or at any adjournment or postponement of the meeting.

        This card also provides voting instructions for any Sears common shares held on the undersigned's behalf in the undersigned's Sears Associate Stock Purchase Plan brokerage account.

        This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If no direction is made, this proxy will be voted FOR proposal 1, except for any shares in the undersigned's Sears Associate Stock Purchase Plan brokerage account, which will not be voted.

Address Changes/Comments/Voting Instructions:

(If you noted any Address Changes, Comments or Voting Instructions above, please check the corresponding box on the reverse.)

SEE REVERSE SIDE